AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN (the "Agreement") is made as of September 3, 1996, by and between: The Laidlaw Covenant Fund (hereinafter referred to as "LCF"), an Indiana Business Trust; Laidlaw Holdings Asset Management, Inc. (hereinafter referred to as "Laidlaw"), a New York corporation; The Vintage Funds (hereinafter referred to as "Vintage"), an Indiana Business Trust on behalf of the Fiduciary Value Fund (hereinafter referred to as "Portfolio"), a series and sub-trust of Vintage; and Vintage Advisers, Inc. (hereinafter referred to as "Advisers"), an Indiana corporation which serves as the investment adviser to the Portfolio.

WITNESSETH:

     WHEREAS, this Agreement is intended to be and is adopted as a "plan of reorganization", within the meaning of Treasury Reg. Sec. 1.368-2 (g), for a reorganization under Section 368 (a) (1) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the reorganization (the "Reorganization") will consist of the transfer to the Portfolio of all of the assets of LCF in exchange for the assumption by Portfolio of all the stated liabilities of LCF and the issuance by Portfolio of shares of beneficial interest, without par value, (the "Portfolio Shares"), to be distributed pro rata, after the Closing Date hereinafter defined, to the shareholders of LCF in complete liquidation and dissolution of LCF as provided for herein, all upon the terms and conditions hereinafter set forth in this Agreement; and

     WHEREAS, it is intended that the transactions contemplated herein shall qualify as a tax-free reorganization under Section 368(a) (1)
(D) of the Code; and

     WHEREAS, the Board of Trustees of Vintage, on behalf of the Portfolio, and the Board of Trustees of LCF, each a registered open-end management investment company, deem it advisable that the parties enter into this Agreement, and that this Agreement and the transactions contemplated herein are in the best interests of the LCF and the Portfolio shareholders; and

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth and herein contained, the parties hereto covenant and agree as follows:

1.0  The Reorganization and Liquidation of LCF.

     On the Closing Date (as hereinafter defined), Portfolio will issue to LCF the number of Portfolio Shares, taken at their then net asset value, having an aggregate net asset value equal to the aggregate value of the net assets of LCF, and shall provide evidence satisfactory to LCF that Portfolio has credited such Portfolio Shares on the books of Portfolio to the account of LCF. The aggregate value of the net assets of LCF and Portfolio shall be determined in accordance with their then currently effective registration statements as of the close of the New York Stock Exchange on the Valuation Date, using consistently applied accounting principles, as approved and agreed to by officers of LCF and Portfolio.

     1.1 Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, on the Closing Date (as hereinafter defined), LCF will assign, deliver and otherwise transfer its assets as set forth in paragraph 1.2 (the "LCF Assets") to Portfolio, and Portfolio will in exchange therefore, assume all the stated LCF liabilities determined as set forth in paragraph 1.3 and deliver to LCF the number of Portfolio Shares, including fractional Portfolio Shares, determined by dividing the value of the LCF Assets, net of such stated liabilities, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one full Portfolio Share, computed in the manner and as of the time and date set forth in paragraph 2.2 herein. Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Closing").

     Based on the respective representations, warranties, and agreements, and subject to the terms and conditions contained herein, LCF agrees to transfer to Portfolio and Portfolio agrees to accept from LCF, all of the assets of LCF on the Closing Date in exchange for the assumption by Portfolio of all of the stated liabilities of LCF shown on the list to be delivered to Portfolio pursuant to paragraph
1.3 and the issuance of the number of Portfolio Shares provided in
Section 2. Portfolio will assume only those liabilities shown on such financial statements and shall not assume any others, whether absolute or contingent, known or unknown, accrued or unaccrued. Such Portfolio Shares subsequently shall be distributed pro rata to the shareholders of LCF in complete liquidation and dissolution of LCF and in exchange for all of the outstanding shares of beneficial interest, without par value, of LCF (the "LCF Shares"). LCF shall not issue, sell or transfer any LCF Shares after the Closing Date, and only redemption requests received by LCF in proper form no later than seven days before the Closing Date shall be fulfilled by LCF. Redemption requests received by LCF thereafter shall be treated as requests for redemption of those Portfolio Shares allocable to the shareholder in question as provided in Section 1.5 of this Agreement.

     1.2 (a) .The LCF Assets shall include all property, including without limitation, all cash, cash equivalents, securities and dividends and interest receivable owned by LCF, and any deferred or prepaid expenses shown as an asset on LCF's books on the Closing Date;

          (b) .Subsequent to the execution of this Agreement and prior to the Closing Date, LCF shall deliver to Portfolio a list setting forth the assets to be assigned, delivered and transferred to Portfolio, including the securities then owned by LCF and the respective Federal income tax bases (on an identified cost basis) thereof, and the liabilities to be assumed by Portfolio pursuant to this Agreement;

     1.3 (a) .LCF will endeavor to discharge all of it liabilities and obligations when and as due prior to the Closing Date;

          (b) .On the Closing Date, Portfolio will assume all stated liabilities, expenses, costs, charges and reserves reflected on an unaudited Statement of Assets and Liabilities (the "Statement of Assets and Liabilities") of LCF, prepared by the Treasurer of LCF, and agreed to by the parties as of the Valuation Date, and prepared in conformity with generally accepted accounting principles and consistently applied from the prior audited period. Said Statement of Assets and Liabilities shall be attached hereto as Schedule 1.3(b);

          (c) .Portfolio shall only assume the liabilities that are listed and included as part of the LCF Statement of Assets and Liabilities. Portfolio shall not be responsible for nor shall it assume any liabilities which are not included on the aforementioned LCF Statement of Assets and Liabilities.

          (d) .After the Closing Date, any refunds relating to expenditures paid by LCF or Laidlaw shall inure to the benefit of Portfolio, except for those otherwise agreed between the parties and attached hereto as Schedule 1.3 (d);

          (e) .Any deferred organizational costs and/or any prepaid filing and registration fees of LCF and/or Laidlaw shall be 100% expensed at or prior to the Closing Date along with any known additional fees and/or expenses due and payable for the unwinding of LCF's activities in the states in which LCF was registered; and

          (f) .All receivables due LCF from Laidlaw shall be paid in full prior to Closing.

     1.4 In order for LCF to comply with Section 852 (a) (1) of the Code and to avoid having any investment company taxable income or net capital gain (as defined in Sections 852 (b) (2) and 1222 (11) of the Code, respectively) in the short taxable year ending with its liquidation, LCF will, on or before the Closing Date, (a) declare a dividend in an amount large enough so that it will have declared dividends of all of its investment company taxable income and net capital gain, if any, for such taxable year (determined without regard to any deduction for dividends paid) and (b) distribute such dividend in shares or cash, as applicable and provided for in LCF's currently effective registration statement.

     1.5 . .As soon as practicable after the Closing Date, (a) LCF shall distribute on a pro rata basis to the shareholders of record of LCF at the close of business on the Valuation Date in exchange for all of the outstanding LCF Shares, (each shareholder of LCF being entitled to receive that proportion of the Portfolio Shares to be received by LCF that the number of LCF Shares owned by each such shareholder bears to the number of outstanding LCF Shares) and (b) LCF shall be liquidated and dissolved in accordance with applicable law and its Declaration of Trust. Upon liquidation, all issued and outstanding LCF Shares will be canceled on LCF's books and LCF shareholders will have no further rights as such shareholders. Portfolio will not issue certificates representing Portfolio Shares in connection with such exchange.

     For purpose of distribution of the Portfolio Shares to shareholders of LCF, Portfolio shall credit on the books of Portfolio an appropriate number of Portfolio Shares to the account of each shareholder of LCF, and shall provide evidence satisfactory to LCF that such Portfolio Shares have been so credited. After the Closing Date, each outstanding certificate which, prior to the Closing Date, represented LCF Shares, shall be deemed void. Portfolio will pay the registration or qualification fees as are necessary under applicable securities laws to qualify the Portfolio Shares to be issued in connection with this Agreement.

     1.6 After the Closing, LCF shall not conduct any business except in connection with the winding up of its affairs and shall file at no expense to Portfolio or Advisers, or make provision for the filing of, all reports it is required by law to file. Laidlaw and LCF shall prepare and cause to be filed, at no expense to Portfolio or Advisers, the final 1120 RIC for LCF, which form shall make the proper election of tax-free reorganization as approved by and coordinated with Portfolio and Vintage.

     1.7 Copies of all books and records maintained on behalf of LCF in connection with its obligations under the Investment Company Act of 1940, as amended, (the "1940 Act"), the Code, state blue sky laws or otherwise in connection with this Agreement will promptly after the Closing be delivered to officers of Portfolio or their designee and Portfolio or its designee shall comply with applicable record retention requirements to which LCF is subject under the 1940 Act.

     1.8 Any effective insurance policies for LCF, and any other LCF insurance policies required under the law to effect the transactions contemplated herein, shall be maintained or acquired and shall be in full force and effect as of the Closing Date.

     1.9 At Closing, or as soon as practicable thereafter under the law, Portfolio shall change its name from the Fiduciary Value Fund to the Laidlaw Fund, or such other name as may be mutually agreed upon between the parties. Portfolio and Vintage agree to take all requisite actions necessary to effect such name change, including but not limited to the amendment of its Declaration of Trust.

2.0  The Calculation of Net Asset Value.

     2.1 The value of the LCF Assets shall be the value of such assets computed as of 4:00 p.m. on the Friday immediately following the satisfaction of the condition set forth in paragraph 8.1, or as otherwise mutually agreed upon in writing by the parties (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in paragraph 1.0.

     2.2 The net asset value of a Portfolio Share shall be the net asset value per share computed on the Valuation Date, using the valuation procedures set forth in Paragraph 1.0.

     2.3 The number of Portfolio Shares (including fraction thereof, if any) to be issued hereunder shall be determined by dividing the value of the LCF Assets, net of the liabilities assumed by Portfolio pursuant to paragraph 1.1, determined in accordance with paragraph 2.1, by the net asset value of a Portfolio Share determined in accordance with paragraph 2.2.

     2.4 All computations of value shall be made by Unified Advisers, Inc. Portfolio shall cause Unified Advisers, Inc. to deliver a copy of its valuation report at Closing.

3.0  Closing and Closing Date.

     3.1 The closing date (the "Closing Date") shall be the next business day following the Valuation Date. All acts taking place at the Closing shall be deemed to take place simultaneously as of 9:00 a.m. Eastern time on the Closing Date unless otherwise agreed by the parties. The Closing shall be held at the offices of the transfer agent, Unified Advisers, Inc., 429 North Pennsylvania Street, Indianapolis, Indiana.

     3.2 LCF securities held by LCF and represented by a certificate or written instrument shall be made available by it or on its behalf to Star Bank, N.A., the custodian bank for Portfolio (the "Portfolio Custodian") for examination no later than five business days preceding the Valuation Date. Such LCF securities (together with any cash or other assets) shall be delivered by LCF to the Portfolio Custodian for the account of Portfolio on or before the Closing Date in conformity with applicable custody provisions under the 1940 Act and duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers. LCF securities and instruments deposited with a securities depository, as defined in Rule 17f-4 under the 1940 Act, shall be delivered on or before the Closing Date by book entry in accordance with customary practices of such depositories and the Portfolio Custodian. The cash delivered shall be in the form of a Federal Funds wire payable to the order of "Star Bank, NA, Custodian for the Fiduciary Value Fund".

     If on the Closing Date LCF is unable to make good delivery pursuant to this Section to the Portfolio Custodian of any of LCF's portfolio securities because such securities have not yet been delivered to LCF's custodian by its brokers or by the transfer agent for such securities, then the delivery requirement of this Section with respect to such securities shall be waived, and LCF shall deliver to the Portfolio Custodian on or by said Closing Date with respect to said undelivered securities executed copies of an agreement or assignment in a form satisfactory to the Portfolio Custodian, together with such other documents including brokers' confirmations, as may be reasonably requested by Portfolio.

     3.3 In the event that on the Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of both Portfolio and LCF, accurate appraisal of the value of the net assets of Portfolio or LCF is impracticable, the Valuation Date shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption and reporting shall have been restored.

     3.4 LCF shall deliver to Portfolio or its designee (a) at the Closing, a list, certified by LCF's Secretary, of the names, addresses and taxpayer identification numbers of LCF's shareholders and the number of outstanding LCF Shares owned by each such shareholder, all as of the Valuation Date, and (b) as soon as practicable after the Closing, all original documentation (including Internal Revenue Service forms, certificates, certifications and correspondence) relating to the LCF shareholders' taxpayer identification numbers and their liability for or exemption from back-up withholding. Portfolio shall issue and deliver to LCF a confirmation evidencing delivery of the Portfolio Shares to be credited on the Closing Date to the LCF shareholders. At the Closing, each party shall deliver to the other such bills of sale, assignments, assumption agreements, receipts or other documentation as such other party or its counsel may reasonably request to effect the consummation of the transactions contemplated by this Agreement.

4.0  Covenants of Portfolio, Laidlaw and LCF.

     4.1 Portfolio and LCF each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include customary dividends and other distributions.

     4.2 LCF, or Laidlaw on behalf of LCF, at no expense to Portfolio or Advisers, will assist Portfolio in the preparation of the registration statement on Form N-14 under the Securities Act of 1933, as amended (the "1933 Act") relating to the Portfolio Shares to be exchanged pursuant to paragraph 1.0 and including the Proxy Materials described in paragraph 4.3 below (the "Registration Statement"), and Portfolio shall then file the Registration Statement with the Securities and Exchange Commission (the "Commission") pursuant to filing requirements and deadlines. Both LCF and Portfolio agree to provide the other with such other information and documentation as are reasonably necessary for the preparation of the Registration Statement. The legal fees and expenses of Brown, Cummins & Brown, Co., L.P.A. in preparing the Registration Statement shall be borne by Laidlaw up to $25,000.

     4.3 LCF will call a meeting of its shareholders to consider and act upon this Agreement and to take all other actions necessary to obtain approval of the transactions contemplated herein. LCF will assist Portfolio in the preparation of the notice of the meeting, form of proxy and proxy statement (collectively "Proxy Materials") to be used in connection with such meeting) it being understood that Portfolio will furnish a currently effective prospectus relating to the Portfolio for inclusion in the Proxy Materials and with such other information relating to Portfolio as is reasonably necessary for the preparation of the Proxy Materials, including the currently effective registration statement of the Portfolio.

     4.4 Prior to the Closing Date, LCF will assist Portfolio in obtaining such information as Portfolio reasonably requests concerning the beneficial ownership of the LCF Shares.

     4.5 Subject to the provisions in this Agreement, Portfolio and LCF will each take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     4.6  As promptly as practicable, but in any case within sixty
(60) calendar days after the Closing Date, LCF shall furnish, or cause to be furnished, to Portfolio such information as Portfolio reasonably requests to enable Portfolio to determine LCF's earnings and profits for Federal income tax purposes that will be carried over to Portfolio pursuant to Section 381 of the Code.

     4.7 As soon after the Closing Date as is reasonably practicable, LCF (a) shall prepare and file all Federal and other tax returns and reports of LCF required by law to be filed with respect to all periods ending on or before the Closing Date but not theretofore filed and (b) shall submit to Portfolio for payment all Federal and other taxes shown as due thereon which were not required to be paid on or before the Closing Date, provision for the payment of which was made as of the Closing Date on the unaudited LCF Statement of Assets and Liabilities referred to in paragraph 1.2.

     4.8 Portfolio agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

     4.9 The parties agree that Laidlaw shall be retained to provide certain consulting services to Portfolio's sub-adviser, Fiduciary Counsel (the "Sub-Adviser") pursuant to and more fully described in a consulting agreement, (the"Consulting Agreement"), the material terms of which are described in Schedule 4.9 attached hereto. The Consulting Agreement will define the specific nature of the services and duties to be provided by Laidlaw, which include, among others, Laidlaw's consulting arrangement with the Sub-Adviser and the preparation and delivery by Laidlaw to Sub-Adviser of Laidlaw's recommended list of socially conscious companies, investment in which would be consistent with the Portfolio prospectus and statement of additional information. The parties agree that Portfolio's registration statement will be modified to reflect that Portfolio will be a "socially conscious" fund.

5.0  Representations and Warranties of Portfolio, LCF and Laidlaw.

     5.1  Portfolio represents and warrants to LCF as follows:

          (a) .Portfolio is a series and sub-trust of a business trust validly existing and in good standing under the laws of the State of Indiana and has the power and authority to own its properties and to carry on its business as it is now conducted. The beneficial interest in Portfolio is divided into an unlimited number of transferable shares, without par value.

          (b) . . Portfolio is, or at the Closing Date will be, a duly registered, open-end management investment company, and its registration with the Commission as an investment company under the 1940 Act and the registration of its shares under the 1933 Act are, or at the Closing Date will be, in full force and effect;

          (c) . . All of the issued and outstanding Portfolio Shares have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws. Portfolio Shares are and will at the Closing be registered in all jurisdictions in which they are and will at the Closing be required to be registered under state securities laws and other laws, and said registrations, including any periodic reports or supplemental filings, are and will at the Closing be complete and current, all fees required to be paid have been and shall be paid, and Portfolio is not and at the Closing will not be subject to any stop order and is and will be fully qualified to sell Portfolio Shares in each state in which its shares have been registered;

          (d) .The currently effective prospectus and statement of additional information of Portfolio conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (e) .At the Closing Date, Portfolio will have title to its assets, subject to no liens, security interests or other encumbrances;

          (f) .No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against Portfolio or any of its properties or assets, except as previously disclosed in writing to LCF. Portfolio knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions contemplated herein;

          (g) .All issued and outstanding Portfolio Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to ownership thereof; the Portfolio Shares to be issued and delivered to LCF for the accounts of the LCF shareholders, pursuant to the terms of this Agreement, will at the Closing Date have been duly authorized and, when issued and delivered, will be validly issued Portfolio Shares, and will be fully paid and non-assessable, and no shareholder of Portfolio will have any preemptive right or right of subscription or purchase in respect thereof; Portfolio does not have outstanding any options, warrants or other rights to subscribe for or purchase any of its shares, nor is there outstanding any security convertible into any of its shares;

          (h) .Portfolio has the power to enter into this Agreement and carry out its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary actions on the part of Portfolio under its Declaration of Trust and Code of Regulations, and this Agreement constitutes a valid and binding obligation of Portfolio enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles;

          (i) .The financial statements of Portfolio as of and for the fiscal year ended September 30, 1995, examined by Price Waterhouse, Portfolio's independent accountants, and Semi-Annual Report of Portfolio as of March 31, 1996 (copies of which have been or will be furnished to LCF) fairly represent, in all material respects, Portfolio's financial condition as of their respective dates indicated, results of operations for such periods and changes in net assets for such periods in conformity with generally accepted accounting principles applied on a consistent basis, and as of such dates there were no known liabilities of Portfolio (contingent or otherwise) not disclosed therein that would be required in conformity with generally accepted accounting principles to be disclosed therein;

          (j) .Since the date of Portfolio's most recent audited financial statements, there has not been any material adverse change in Portfolio's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any occurrence by Portfolio of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed in writing to LCF prior to the Closing Date. For the purposes of this subparagraph (j) neither a decline in Portfolio's net asset value per share nor a decrease in Portfolio's size due to ordinary redemption activity shall constitute a material adverse change;

          (k) .The information furnished or to be furnished by Portfolio for use in registrations, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto. Any information furnished by Portfolio for use in the Registration Statement or in any other manner that may be necessary in connection with the transactions contemplated herein shall be accurate and complete and shall comply in all material respects with applicable Federal securities and other laws and all regulations thereunder;

          (l) .The Registration Statement and the proxy materials (only insofar as they relate to Portfolio, Vintage, Advisers and any of its affiliates) will, on the effective date of the Registration Statement, at the time of the meeting of LCF's shareholders and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading;

          (m) .Portfolio has filed all tax returns required to be filed and has no liability for any unpaid taxes. Portfolio has made a proper election to be treated as a regulated investment company under Subchapter M of the Code and has qualified to be treated as a regulated investment company during all previous taxable years;

          (n) . Portfolio is not in violation of, and the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate Portfolio's Declaration of Trust or By-Laws or any provision of any agreement to which Portfolio is a party or by which it is bound, or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which Portfolio is a party or by which it is bound. Portfolio has not material contracts or other commitments (other than this Agreement) that will be terminated with liability to it prior to or on the Closing Date;

          (o) .Portfolio has maintained or has caused to be maintained on its behalf all books and accounts as required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and the Rules thereunder. The books and records of Portfolio made available to LCF and/or its counsel, accurately summarize the accounting data represented and contain no material omissions with respect to the business and operation of Portfolio;

          (p) .There are no unresolved or outstanding shareholder claims or inquiries related to Portfolio and there will be no such claims or inquiries as of the Closing Date other than as disclosed by Portfolio in writing to LCF prior to the Closing Date. There are no anticipated, outstanding or unresolved investigations examinations or inquires relating to Portfolio by the Commission, or any other governmental authority having jurisdiction over the business and affairs of Portfolio;

          (q) . . No consent, approval authorization or order of any court or governmental authority of the United States or any state is required for the consummation by Portfolio of the transactions contemplated herein; except such as may be required under the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act"), the 1940 Act and state securities laws;

          (r) .There are and will be no legal or governmental proceedings or other agreements, only insofar as they relate to Portfolio, existing on or before the date of mailing of the Proxy Materials or the Closing Date that will have been required to be described in the Registration Statement or in any documents that are required to be filed as exhibits to the Registration Statement that will not have been described as required;

          (s) .Except as described in paragraph 4.9, as of the Closing Date, there shall have been no material change in the investment objective, policies and restrictions nor any increase in the investment management fees, fees payable pursuant to Portfolio's 12b-1 Plan or shareholder services plan from those described in Portfolio's currently effective prospectus and statement of additional information; and

          (t) .To the best knowledge of Portfolio, the operations of Portfolio (and the operations of Vintage with respect to Portfolio's operations) as heretofore and as now conducted have complied and comply in all material respects with all applicable laws, statutes, legislation, acts, rules and regulations.

     5.2 Except as provided in schedule 5.2 attached hereto, LCF represents and warrants to Portfolio as follows:

          (a) .LCF is an Indiana business trust validly existing and in good standing under the laws of the State of Indiana and has the power and authority to own properties and to carry on LCF's business as it is now conducted;

          (b) .LCF is a duly registered, open-end, management investment company, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect and such registration has not been revoked or rescinded. LCF's current prospectus and statement of additional information conform in all material respects to the requirements of the 1933 Act and the 1940 Act;

          (c) .All of the issued and outstanding shares of LCF have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws. Shares of LCF are registered in all jurisdictions in which they are required to be registered under state securities laws and other laws.

          (d) .LCF has no material contracts or other commitments
(other than this Agreement) that will be terminated with liability to it prior to or on the Closing Date;

          (e) .No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against LCF, Laidlaw or any of LCF's properties or assets. LCF knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affect its business or its ability to consummate the transactions herein contemplated;

          (f) .The financial statements of LCF as of and for the
fiscal year ended   December 31, 1995, examined by Coopers & Lybrand,
LCF's independent accountants, and Semi-Annual Report of LCF as of June 30, 1996 (copies of which have been or will be furnished to Portfolio) fairly represent, in all material respects, LCF's financial condition as of the respective dates indicated, results of operations for such periods and changes in net assets for such periods in conformity with generally accepted accounting principles applied on a consistent basis, and as of such dates there were no known liabilities of LCF (contingent or otherwise) not disclosed therein that would be required in conformity with generally accepted accounting principles to be disclosed therein. All liabilities (contingent and otherwise) as of the Closing Date known to LCF will be reflected in conformity with generally accepted accounting principles on the unaudited Statement of Assets and Liabilities referred to in paragraph 1.3;

          (g) .Since the date of LCF's most recent audited financial statements, there has not been any material adverse change in LCF's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by LCF of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed in writing to Portfolio prior to the Closing Date. All liabilities of LCF (contingent or otherwise) are reflected in the unaudited statement described in paragraph 1.3 above. For the purposes of this subparagraph (h), neither a decline in LCF's net asset value per share nor a decrease in LCF's size due to ordinary redemption activity shall constitute a material adverse change;

          (h) .At the Closing Date, all Federal and other tax returns and reports of LCF required by law to be filed on or before the Closing Date shall have been filed, and all Federal and other taxes shall have been paid in full as due, and to the best of LCF's knowledge no such return is currently under audit and no assessment has been asserted with respect to any such return;

          (i) .For each taxable year since its inception, LCF has met all the requirements of Subchapter M of the Code for qualification and treatment as a "registered investment company" as defined therein;

          (j) .All issued and outstanding LCF Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof. All such shares will, at the time of Closing, be held by persons and in the amounts set forth in the list of shareholders submitted to Portfolio pursuant to paragraph 3.4. LCF does not have outstanding any options, warrants or other rights to subscribe for or purchase any of its shares, nor is there outstanding any security convertible into any of its shares;

          (k) .At the Closing Date, LCF will have title to the LCF Assets, subject to no liens, security interests or other encumbrances, and full right, power and authority to assign, deliver and otherwise transfer the LCF Assets hereunder, and upon delivery of the LCF Assets and exchange of the Portfolio Shares to LCF's shareholders for the LCF Assets, Portfolio will attain good title thereto, free and clear of all liens, claims, charges, options, and encumbrances and subject to no restriction on the full transfer thereof, including such restrictions as might arise under the 1933 Act;

          (l) .Subject to the approval of this Agreement by LCF's shareholders, the execution, delivery and performance of this Agreement will have been duly authorized by all necessary action on the part of LCF and Laidlaw, and this Agreement will constitute a valid and binding obligation of LCF, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles. No other consents, authorizations or approvals are necessary in connection with the performance of this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act and state securities laws;

          (m) .On the effective date of the Registration Statement, at the time of the meeting of LCF's shareholders and on the Closing Date, the Proxy Materials (exclusive of information relating to Portfolio, Advisers and any of their affiliates, and the currently effective Prospectus of Portfolio and the Statement of Additional Information incorporated therein) will (i) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the regulations thereunder and (ii) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. Any other information furnished by LCF for use in the Registration Statement or in any other manner that may be necessary in connection with the transactions contemplated herein shall be accurate and complete and shall comply in all material respects with applicable Federal securities and other laws and all regulations thereunder;

          (n) .LCF will, on or prior to the Closing Date, declare one or more dividends or other distributions to its shareholders that, together with all previous dividends and other distributions to shareholders, shall have the effect of distributing to the shareholders all of its investment company taxable income and net realized capital gains, if any, through the Closing Date (computed without regard to any deduction for dividends paid);

          (o) .LCF has maintained or has caused to be maintained on its behalf all books and accounts as required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and the Rules thereunder. The books and records of LCF made available to Portfolio and/or its counsel, accurately summarize the accounting data represented and contain no material omissions with respect to the business and operation of LCF;

          (p) .LCF is not receiving the Portfolio Shares to be issued hereunder for the purpose of making any distributions thereof other than in accordance with this Agreement;

          (q) .LCF is not in violation of, and the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate LCF's Declaration of Trust or Code of Regulations or any provision of any agreement to which LCF is a party or by which it is bound, or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which LCF is a party or by which it is bound;

          (r) . As of the Closing Date, there shall have been no material change in the investment objective, policies and restrictions nor any increase in the investment management fees, fees payable pursuant to LCF's 12b-1 Plan, Distribution Plan or Shareholder Services Plan, if any, from those described in LCF's currently effective prospectus and statement of additional information; and

          (s) .To the best knowledge of LCF, the operations of LCF as heretofore and as now conducted have complied and comply in all material respects with all applicable laws, statutes, legislation, acts, rules and regulations.

     5.3  Laidlaw represents and warrants to Portfolio as follows:

          (a) .As of the Closing Date, no violation of applicable federal, state and local statute, law or regulation exists that individually, or in the aggregate, would have a material adverse effect on the business or operations of LCF, except as provided in
Schedule 5.2 attached hereto;

          (b) .Assuming fulfillment of the conditions precedent to the consummation of the Reorganization, LCF has the right, power, legal capacity and authority to enter into the Reorganization contemplated by this Agreement;

          (c) .As of the Closing Date the affairs of LCF are in compliance with the terms of its currently effective registration statement, and LCF is in compliance with its investment policies and restrictions as described in such documents;

          (d) .As of the Closing Date, there are no outstanding breaches by LCF of any contract to which it is a party, including but not limited to any contract with a custodian, transfer agent or pricing agent, and there are no outstanding breaches by LCF of any plan of distribution it has adopted pursuant to Rule 12b-1 under the 1940 Act;

          (e) .There are no unresolved or outstanding shareholder claims or inquiries related to LCF and there will be no such claims or inquiries as of the Closing Date other than as disclosed by Laidlaw in writing to Portfolio prior to the Closing Date;

          (f) .There are no anticipated, outstanding or unresolved investigations, examinations or inquiries relating to LCF by the Commission, or any other governmental authority having jurisdiction over the business and affairs of LCF;

          (g) .There are no any outstanding or threatened private claims or litigation relating to LCF and knows of no facts that might form the basis for such proceedings;

          (h) .Except as previously disclosed to Portfolio in writing and except as will have been fully corrected prior to the Closing Date, there have been no miscalculations of the net asset value of LCF during the twelve-month period preceding the Closing Date and all such calculations have been done in accordance with the provisions of Rule 2a-4 under the 1940 Act;

          (i) .The Federal and state income tax returns of LCF for the fiscal year ended December 31, 1995 properly reflect, in all material respects, the Federal and state income tax liabilities of LCF for the periods covered thereby;

          (j) .There are no claims, levies or liabilities for corporate, excise, income or other Federal, state or local taxes outstanding or threatened against LCF, other than those reflected in its most recent audited and unaudited financial statements. Laidlaw knows of no facts that might form the basis for such proceedings; and

          (k) .There have been no material adverse changes in LCF's financial condition, assets, liabilities or business, other than those reflected in its most recent audited and unaudited financial statements; and all liabilities of LCF (contingent or otherwise) known to Laidlaw have been reported in writing to and accepted by Portfolio prior to the Closing Date. A reduction in net assets due to ordinary shareholder redemption activity will not be deemed to be a material adverse change.

6.0  Conditions to Obligations of LCF.

     The obligations of LCF to consummate the transactions provided for herein shall be subject to the performance by Portfolio of all obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

     6.1 All representations and warranties of Portfolio contained in this Agreement shall have been true and correct in all material respects as of the date hereof and except as they may be affected by the transactions contemplated by this Agreement, shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

     6.2 Portfolio shall have delivered to LCF a certificate executed in Portfolio's name by the President and Treasurer of Vintage, in a form reasonably satisfactory to LCF and dated as of the Closing Date, to the effect that the representations and warranties of Portfolio made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as LCF shall reasonably request;

     6.3 Portfolio shall have delivered to LCF copies of the Declaration of Trust, By-laws and other Trust documents of Vintage, as currently in effect, together with copies of the resolutions adopted by the Board of Trustees of Vintage authorizing the execution of this Agreement and the transactions contemplated herein, in each case certified by the Secretary or Assistant Secretary of Vintage;

     6.4 Portfolio shall have delivered to LCF a certificate of the Secretary or Assistant Secretary of Vintage as to the signatures and incumbency of its officers who executed this Agreement on behalf of Vintage and Portfolio, and any other documents delivered in connection with the transactions contemplated herein on behalf of Portfolio.

     6.5 Between the date hereof and the Closing Date, Portfolio shall have provided LCF and its representatives reasonable access during regular business hours and upon reasonable notice to the books and records of Portfolio, as LCF may reasonably request. All such information obtained by LCF and its representatives shall be held in confidence and may not be used for any purpose other than in connection with the transaction contemplated herein. In the event that the transaction contemplated by this Agreement is not consummated, LCF and its representatives will promptly return to Portfolio all documents and copies thereof with respect to Portfolio obtained during the course of such investigation;

     6.6 Portfolio shall have delivered to Portfolio, pursuant to paragraph 5.1(i), copies of the most recent financial statements of Portfolio certified by Price Waterhouse, Portfolio's accountants;

     6.7 All proceedings taken by Portfolio in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to LCF.

7.0  Conditions to Obligations of Portfolio.

     The obligations of Portfolio to complete the transactions provided for herein shall be subject to the performance by LCF of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

     7.1 All representations and warranties of LCF and Laidlaw contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

     7.2 LCF shall have delivered to Portfolio a statement of LCF's assets and its liabilities, together with a list of the LCF's securities and other assets showing the respective adjusted bases and holding periods thereof for income tax purposes, as of the Valuation Date, certified by the Treasurer of LCF;

     7.3 LCF shall have delivered to Portfolio at the Closing a certificate executed in LCF's name by the President and the Treasurer of LCF, in form and substance satisfactory to Portfolio and dated as of the Closing Date, to effect that the representations and warranties of LCF made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as such other matters as Portfolio shall reasonably request;

     7.4 LCF shall have delivered to Portfolio copies of its Declaration of Trust, Code of Regulations and other Trust documents, as currently in effect, together with copies of the resolutions adopted by the Board of Trustees of LCF and by its shareholders authorizing the execution of this Agreement by LCF and the transactions contemplated herein, certified in each case by the Secretary or Assistant Secretary of LCF;

     7.5 LCF shall have delivered to Portfolio a certificate of the Secretary or Assistant Secretary of LCF as to the signatures and incumbency of it officers who executed this Agreement on behalf of LCF and any other documents delivered in connection with the transactions contemplated herein on behalf of LCF;

     7.6 Between the date hereof and the Closing Date, LCF shall have provided Portfolio and its representatives reasonable access during regular business hours and upon reasonable notice to the books and records of LCF, as Portfolio may reasonably request. All such information obtained by Portfolio and its representatives shall be held in confidence and may not be used for any purpose other than in connection with the transaction contemplated herein. In the event that the transaction contemplated by this Agreement is not consummated, Portfolio and its representatives will promptly return to LCF all documents and copies thereof with respect to LCF obtained during the course of such investigation;

     7.7 LCF shall have delivered to Portfolio, pursuant to paragraph 5.2(g), copies of financial statements of LCF for the fiscal year ended December 31, 1995, certified by Coopers & Lybrand, LCF's independent accountants;

     7.8 On the Closing Date, LCF Assets shall include no assets that Portfolio, by reason of charter limitations or otherwise, may not properly receive; and

     7.9 All proceedings taken by LCF in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to Portfolio.

8.0  Further Conditions Precedent to Obligations of LCF and Portfolio.

     The obligations of LCF and Portfolio are each subject to the further conditions that on or before the Closing Date:

     8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding LCF Shares and certified copies of the resolutions evidencing such approvals shall have been delivered to Portfolio;

     8.2 On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein;

     8.3 All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities (including those of the Securities and Exchange Commission and of state securities authorities) deemed necessary by Portfolio or LCF to permit the consummation, in all material respects, of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order or permit would not involve risk or a material adverse effect on the assets or properties of Portfolio or LCF;

     8.4 The Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act;

     8.5 LCF shall have declared and paid a dividend or dividends and/or other distributions that, together with all previous such dividends or distributions, shall have the effect of distributing to LCF's shareholders all of LCF's investment company taxable income (computed without regard to any deduction for dividends paid) and all of it net capital gain (after reduction for any capital loss carry-forward and computed without regard to any deduction for dividends paid) for all taxable years ending or before the Closing Date; and

     8.6 The parties shall have received a favorable opinion of Brown, Cummins & Brown Co., L.P.A. (based upon such representations as such law firm shall reasonably request), addressed to Portfolio and LCF, which opinion may be relied upon by the shareholders of LCF that, for Federal income tax purposes:

          (a) .The transfer of all of the LCF Assets in exchange for the Portfolio Shares and the assumption by Portfolio of certain identified liabilities of LCF followed by the distribution by LCF of the Portfolio Shares to LCF's shareholders in exchange for their LCF Shares will constitute a "reorganization" within the meaning of
Section 368 (a) (1) of the Code, and LCF and Portfolio will each be a "party to a reorganization" within the meaning of Section 368 (b) of the Code, and that the transaction contemplated herein qualifies as a tax-free reorganization under Section 368 (a) (1) of the Internal Revenue Code of 1986;

          (b) .No gain or loss will be recognized by LCF or Portfolio on the transfer of the LCF Assets to Portfolio solely in exchange for the Portfolio Shares and the assumption by Portfolio of the identified liabilities of LCF;

          (c) .No gain or loss will be recognized by LCF's shareholders upon the exchange of the LCF Shares for the Portfolio Shares and no gain or loss will be recognized by LCF on the distribution of the Portfolio Shares to LCF's shareholders in exchange for their LCF Shares;

          (d) .The aggregate tax basis for the Portfolio Shares received by each LCF shareholder pursuant to the reorganization will be the same as the aggregate tax basis of the LCF Shares held by each such LCF shareholder immediately prior to the reorganization;

          (e) .The holding period of the Portfolio Shares to be received by each LCF shareholder will include the period during which the LCF shares surrendered in exchange therefor were held (provided such LCF Shares were held as capital assets on the date of the Reorganization);

          (f) .The tax basis of the LCF Assets attained by Portfolio will be the same as the tax basis of the LCF Assets to LCF immediately prior to the Reorganization; and

          (g) .The holding period of the LCF Assets in the hands of Portfolio will include the period during which those assets were held by LCF.

     Notwithstanding anything herein to the contrary, neither
Portfolio nor LCF may waive the conditions set forth in this paragraph
8.6.

9.0  Brokerage Fees and Expenses.

     9.1 Advisers, Portfolio, Laidlaw and LCF each represents and warrants to the others that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

     9.2 (a) .Advisers shall bear all Portfolio expenses incurred in connection with entering into and carrying out the provisions of this Agreement, including legal, accounting and federal and state registration fees and expenses. Laidlaw shall bear all LCF and Laidlaw expenses incurred in connection with entering into and carrying out the provisions of this Agreement, including legal and accounting fees, printing, filing and proxy solicitation expenses and asset transfer taxes (if any) incurred in connection with the consummation of the transactions contemplated herein. Notwithstanding the foregoing, any legal fees and expenses of Brown, Cummins & Brown Co., L.P.A. related to the preparation and filing of the Registration Statement on Form N-14 shall be borne by Laidlaw up to an amount of $25,000 and shall not be borne by LCF, Portfolio or Advisers, except that Advisers shall bear any legal fees and expenses of Brown, Cummins & Brown Co., L.P.A. related to the preparation and filing of the Registration Statement on Form N-14 that exceed the $25,000 limit borne by Laidlaw.

          (b) .In the event the transactions contemplated herein are not consummated by reason of LCF's being either unwilling or unable to go forward (other than by reason of nonfulfillment or failure of any condition to LCF's obligations specified in the Agreement), this Agreement shall terminate and LCF's only obligation hereunder shall be to reimburse Portfolio for all reasonable out of pocket fees and expenses incurred by Portfolio in connection with those transactions, including legal, accounting and filing fees.

          (c) .In the event the transactions contemplated herein are not consummated by reason of Portfolio's being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Portfolio's obligations specified in the Agreement), this Agreement shall terminate and Portfolio's only obligation hereunder shall be to reimburse LCF for all reasonable out-of-pocket fees and expenses incurred by LCF in connection with those transactions including legal, accounting and filing fees, and to comply with the provisions of paragraph 7.6 herein.

10.  Entire Agreement:  Survival of Warranties.

     10.1 Portfolio, LCF, Laidlaw, Advisers and Vintage agree that no party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

11.  Termination.

     11.1 In addition to termination pursuant to paragraph 9.2(b) or 9.2(c), this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing, whether before or after action thereon by the shareholders of LCF and notwithstanding favorable action by such shareholders:

          (a) .by the mutual consent of the Board of Trustees of Vintage and the Board of Trustees of LCF;

          (b) .by either Portfolio or LCF by notice to the other, without liability to the terminating party on account of such termination (providing the terminating party is not otherwise in default or in breach of this Agreement) if the Closing shall not have occurred on or before December 31, 1996, or if later, two business days after the date of any LCF Shareholders meeting called for the purpose of approving this Agreement which was convened prior to December 31, 1996 but adjourned to a date after; or

          (c) .by either Portfolio or LCF, in writing without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or breach of this Agreement), if (i) the other party shall fail to perform in any material respect its agreements contained herein required to be performed prior to the Closing Date, (ii) the other party materially breaches or shall have materially breached any of its representations, warranties or covenants contained herein, (iii) LCF shareholders fail to approve this Agreement at any meeting called for such purpose at which a quorum was present or (iv) any other condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

     11.2 (a) .Termination of this Agreement pursuant to paragraphs 11.1(a) or (b) shall terminate all obligations of the parties hereunder (other than Portfolio's obligations under paragraph 7.6) and there shall be no liability for damages on the part of Portfolio, LCF, Advisers or Laidlaw or the directors/trustees or officers of Portfolio, LCF, Laidlaw or Vintage, or to any other party or its directors/trustees or officers.

          (b) .Termination of this Agreement pursuant to paragraph 11.1(c) shall terminate all obligations of the parties hereunder (other than Portfolio's obligations under paragraph 7.6) and there shall be no liability for damages on the part of Portfolio, LCF, Laidlaw, Advisers or Vintage, or directors/trustees or officers of Portfolio, LCF, Laidlaw, Advisers or Vintage, to any other party or its directors/trustees or officers, except that any party in breach of this Agreement shall, upon demand, reimburse the non-breaching party or parties for all reasonable out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement, including legal, accounting and filing fees.

          (c) .Notwithstanding the foregoing, the parties may extend any dates herein upon the unanimous written consent of all of the parties hereto.

12.  Amendments.

     This Agreement may be amended, modified or supplemented in such a manner as may be mutually agreed upon in writing by the authorized officers of Portfolio, LCF, Laidlaw and Vintage; provided, however, that following the meeting of the LCF shareholders called by LCF pursuant to paragraph 4.3, no such amendment may have the effect of changing the provisions for determining the number of the Portfolio Shares to be issued to the LCF shareholders under this Agreement to the detriment of such shareholders without their further approval. Furthermore, after the aforementioned approval by the LCF shareholders, no amendment may be made with respect to this Agreement which in the opinion of LCF's Board of Trustees materially adversely affects the interests of the shareholders of LCF.

     At any time either party hereto may, by written instrument by it
(i) waive any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the covenants or conditions made for its benefit contained herein.

13.  Indemnification.

     13.1 Portfolio will indemnify and hold harmless Laidlaw, its directors, officers and shareholders against any and all claims to the extent that such claims are based upon, arise out of or relate to any untruthful or inaccurate representation made by Portfolio in this Agreement or any breach by Portfolio of any warranty or any failure to perform or comply with any of its obligations, covenants conditions or agreements set forth in this Agreement.

     13.2 Laidlaw will indemnify and hold harmless Portfolio, Vintage and Advisers, their directors/trustees, officers and shareholders against any and all claims to the extent that such claims are based upon, arise out of or relate to any untruthful or inaccurate representation made by Laidlaw or LCF in this Agreement or any breach by Laidlaw or LCF of any warranty or any failure to perform or comply with any of its obligations, covenants conditions or agreements set forth in this Agreement.

     13.3 Advisers will indemnify and hold harmless Laidlaw, its directors, officers and shareholders against any and all claims to the extent that such claims are based upon, arise out of or relate to any untruthful or inaccurate representation made by Advisers in this Agreement or any breach by Advisers of any warranty or any failure to perform or comply with any of its obligations, covenants conditions or agreements set forth in this Agreement.

     13.4 As used in this section 13, the word "claim" shall mean any and all liabilities, obligations, losses, damages, deficiencies, demands, claims, penalties, assessments, judgments, actions, proceedings and suits of whatever kind and nature and all costs and expenses (including, without limitation, reasonable attorney's fees and expenses and cost of settlement ).

     13.5 Laidlaw will indemnify and hold harmless Portfolio, Vintage and their respective trustees, officers and shareholders against any and all claims with respect to any actions, inactions, activities or any other matters occurring prior to the Closing which in any way relate to LCF.

     13.6 Promptly after receipt by any party (the "Indemnified Party") of notice of any claim by a third party which may give rise to indemnification hereunder, the Indemnified Party shall notify the party against whom a Claim for indemnification may be made hereunder (the "Indemnifying Party"), in reasonable detail of the nature and amount of the claim. The Indemnifying Party shall be entitled to assume, at its sole cost and expense (unless it is subsequently determined that the Indemnifying Party did not have the obligation to indemnify the Indemnified party under such circumstances), in which case the Indemnified party shall bear all costs and expenses relating to such claim and shall reimburse the Indemnifying Party for any such costs and expenses, and shall have sole control of the defense and settlement of such action or claim; provided, however, that:

          . . .(a). the Indemnified Party shall be entitled to participate in the defense of such claim and , in connection therewith, to employ counsel at its own expense; and

          . . .(b). Without the prior written consent of the Indemnified Party which shall not be unreasonably withheld, the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that requires any action other than the payment of money.

     In the event the Indemnifying Party elects to assume control of the defense of any action in accordance with the foregoing provisions,
(i) the Indemnifying Party shall not be liable to Indemnified Party for any legal fees, costs and expenses incurred by the Indemnified Party in connection with the defense thereof arising after the date the Indemnifying Party elects to assume control of such defenses and
(ii) the Indemnified Party shall fully cooperate with the Indemnifying Party in such defense. If the Indemnifying Party does not assume control of the defense of such claim in accordance with the foregoing provisions (except when it is subsequently determined that the Indemnifying Party did not have the obligation to indemnify), the Indemnified Party shall have the right to defend such claim, in which case the Indemnifying Party shall pay all reasonable costs and expenses of such defenses plus interest on the cost of defense from the date paid at a rate equal to the prime rate of interest as in effect from time to time at Citibank, N.A.. The Indemnified Party shall conduct such defense in good faith and shall have the right to settle the matter with the prior written consent of the Indemnifying Party which shall not be unreasonably withheld.

14.  Notices.

     Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail or overnight express courier addressed to Portfolio and LCF as follows:

If to Portfolio,
Advisers or Vintage:. . . . . . . .If to LCF or Laidlaw:

Vintage Advisers, Inc.. .     . . .Laidlaw Holdings Asset
429 North Pennsylvania Street . . .Management, Inc.
Indianapolis, Indiana 46204 . . . .100 Park Avenue. . .
Attention:  Timothy L. Ashburn. . .New York, N.Y. 10017
                                   Attention:  Chuck Provini

with a copy to: . . . . . . . . . .with a copy to:

Donald S. Mendelsohn, Esquire . . .Joseph V. DelRaso, Esquire
Brown, Cummins & Brown Co., L.P.A..Stradley, Ronon, Stevens & Young 3500 Carew Tower, 441 Vine Street .2600 One Commerce Square
Cincinnati, Ohio  45202 . . . . . .Philadelphia, Pa.  19103

15.  Headings: Counterparts: Governing Law: Assignment,
     Limitation of Liability.

     15.1 The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     15.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

     15.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, entity, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement, except that, the persons designated in paragraphs 13.1, 13.2, 13.3, 13.4 and 13.5 hereof shall be entitled to the benefits and may enforce the provisions of section 13 hereof.

     15.5 The agreements, covenants, representations, warranties, obligations and liabilities of Portfolio hereunder are solely those of Portfolio and Vintage, acting on behalf of Portfolio. None of the shareholders, nominees, officers, trustees, agents or employees of Portfolio or Vintage shall be personally bound by or liable under this Agreement nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. The execution and delivery of this Agreement by Portfolio and Vintage have been authorized by the trustees of Vintage under the Declaration of Trust of Vintage and signed by authorized officers of Vintage acting as such, and neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed have been made by them individually or to impose any liability on any of them personally. Any obligations or claim relating to the assets of Portfolio shall not be satisfied by assets of any class of shares of Vintage other than Portfolio.

     15.6 The obligations and liabilities of LCF hereunder are solely those of LCF. None of the shareholders, nominees, officers, trustees, agents or employees of LCF shall be personally bound by or liable under this Agreement nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. The execution and delivery of this Agreement have been authorized by the trustees of LCF under the Declaration of Trust of LCF and signed by authorized officers of LCF acting as such, and neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed have been made by them individually or to impose any liability on any of them personally. Any obligations or claim relating to the assets of LCF shall not be satisfied by assets of any portfolio of LCF other than that of LCF.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its duly authorized officers as of the date first written above.


          . . . . . . . . . . THE VINTAGE FUNDS, acting on behalf of
THE LAIDLAW COVENANT FUND . . . . .FIDUCIARY VALUE FUND

By: /s/ C. R. Provini . . . . . . .By:/s/ Timothy L. Ashburn


LAIDLAW HOLDINGS ASSET. . . . . . .VINTAGE ADVISERS,INC.
MANAGEMENT, INC.

By: /s/ C. R. Provini . . . . . . .By: /s/ Timothy L. Ashburn


          . . . . . . . . . . . . .UNIFIED ADVISERS, INC. (for
                                   purposes of Schedule 5.2 only)

          . . . . . . . . . . . . .By:/s/ Timothy L. Ashburn


                       SCHEDULE 1.3 (d)


          None

                             SCHEDULE 4.9

     Advisers, the Sub-Adviser and Laidlaw shall enter into a consulting agreement, terminable on at least 60 days' prior written notice by any party, pursuant to which Laidlaw shall provide the Sub-Adviser with a list of 200 "socially conscious" companies (the "List") for purposes of possible investment on behalf of Portfolio. Laidlaw shall update the List at least on a quarterly basis, and more frequently if necessary to eliminate companies which no longer qualify as "socially conscious". For this purpose, "socially conscious" companies shall be chosen by Laidlaw from the 1,000 largest U.S. corporations on the basis of their responsible behavior, after consideration of such issues as customer, community, employee, competitor, supplier and shareholder relations, environmental and social issues. The Sub-Adviser shall not be obligated to select any securities for Portfolio from the List and, subject to the supervision of Advisers, shall perform all investment advisory services to Portfolio. Laidlaw shall not provide investment advisory services to Portfolio. For its consulting services with respect to the List, Laidlaw shall be paid by Advisers a fee on a quarterly basis equal to 18 basis points (.18%) of the average daily net assets of Portfolio.